EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No 333-115359 on Form S-8 pertaining to the Citizens First Corporation 2002 Stock Option Plan and 2003 Stock Option Plan for Non-employee Directors of our report dated March 30, 2007, on the consolidated financial statements of Citizens First Corporation as of December 31, 2006, which report is included in Form 10-KSB for Citizens First Corporation for the year ended December 31, 2006.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC
Louisville, Kentucky
March 30, 2007